PRELIMINARY COPY - SUBJECT TO COMPLETION

UNITED TECHNOLOGIES CORPORATION
10 FARM SPRINGS ROAD
FARMINGTON, CT 06032

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information until 11:59 p.m. Eastern Time on [ ], [ ], 2019, or until 11:00 a.m. Eastern Time on [ ], [ ], 2019, for participants in an employee savings plan. Follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs our Company incurs in mailing proxy materials, you can consent to receive all future proxy statements, proxy cards and annual reports electronically. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY TELEPHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions until 11:59 p.m. Eastern Time on [ ], [ ], 2019, or the earlier cut-off date and time mentioned above for participants in an employee savings plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we provided or return it in your own envelope by mailing it to: Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

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KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

UNITED TECHNOLOGIES CORPORATION

The Board of Directors recommends a vote FOR the following proposals:

		For	Against	Abstain
1.	Approve the issuance of UTC common stock, par value $1.00 per share, to Raytheon stockholders in connection with the merger contemplated by the Agreement and Plan of Merger, dated as of June 9, 2019, by and among United Technologies Corporation, Light Merger Sub Corp. and Raytheon Company (the "UTC share issuance proposal").	☐	☐	☐
2.	Approve the adjournment of the UTC special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes at the time of the UTC special meeting to approve the UTC share issuance proposal.	☐	☐	☐

For address changes, please check this box and write them on the back where indicated. ☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

PRELIMINARY COPY - SUBJECT TO COMPLETION

Special Meeting of Shareowners of United Technologies Corporation
[ ], [ ], 2019, [ ] a.m. Eastern Time

[ ]
[ ]
[ ]

The purpose of the meeting is to consider the following matters:

1. Approve the issuance of UTC common stock, par value $1.00 per share, to Raytheon stockholders in connection with the merger contemplated by the Agreement and Plan of Merger, dated as of June 9, 2019, by and among United Technologies Corporation, Light Merger Sub Corp. and Raytheon Company (the "UTC share issuance proposal").
2. Approve the adjournment of the UTC special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes at the time of the UTC special meeting to approve the UTC share issuance proposal.

TICKET REQUESTS: We ask that shareowners request a ticket in advance to attend. Seating at the special meeting is limited and requests for tickets will be processed in the order in which they are received. Please email your request to corpsec@corphq.utc.com or write to the UTC Corporate Secretary, 10 Farm Springs Road, Farmington, CT 06032.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Notice and Joint Proxy Statement/Prospectus is available at: www.proxyvote.com.

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United Technologies

PROXY

This Proxy Is Solicited on Behalf of the Board of Directors of United Technologies Corporation.

The undersigned hereby appoints [ ], [ ] and [ ], and each of them, each with power of substitution and revocation, as proxies for the undersigned to act and vote at the Special Meeting of Shareowners of United Technologies Corporation to be held on [ ], 2019, and at any postponed or reconvened meeting, as directed on this Proxy Card, upon the matters set forth on the reverse side hereof, all as described in the Proxy Statement and, in their discretion, upon any other business that may properly come before said meeting, including an adjournment. **If this Proxy Card is properly signed and returned, but does not (other than for shares held by the trustees under the employee savings plans) provide voting instructions, then the votes represented by this Proxy Card will be voted FOR Proposals 1 and 2.**

This Proxy Card also constitutes voting instructions to the trustees under employee savings plans to vote, in person or by proxy, the proportionate interest of the undersigned in the shares of UTC common stock held by the trustees under any such plan(s) as described in the Proxy Statement. Such voting instructions, whether received by telephone, the Internet or as indicated by you on this card, must be received by [ ] a.m. Eastern Time on [ ], [ ], 2019. **To the extent permitted and as described in the Proxy Statement, the trustee will vote your uninstructed proportionate interest in plan shares if voting instructions are not received by that time.**

The undersigned hereby revokes all proxies previously given by the undersigned to vote at the Special Meeting of Shareowners or any adjournment or postponement thereof.

You are encouraged to specify your choices by marking the appropriate boxes (SEE REVERSE SIDE), but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. The proxies designated above cannot vote these shares unless you sign and return this Proxy Card.

Address Changes: ______________________________

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(If you noted any Address Changes above, please mark the corresponding box on the reverse side.)